Exhibit a under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                 AMENDMENT #11
                TO THE RESTATED AND AMENDED DECLARATION OF TRUST
                  FEDERATED MANAGED ALLOCATION PORTFOLIOS

                             Dated May 19, 2000

      This Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
      Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                       Federated Balanced Allocation Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                         Federated Target ETF Fund 2015
                                 Class A Shares
                                 Class K Shares
                              Institutional Shares
                         Federated Target ETF Fund 2025
                                 Class A Shares
                                 Class K Shares
                              Institutional Shares
                         Federated Target ETF Fund 2035
                                 Class A Shares
                                 Class K Shares
                              Institutional Shares

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2007, to become effective on October 26, 2007.











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      WITNESS the due execution hereof this 17th day of May, 2007.





   /s/ John F. Donahue               /s/ Peter E. Madden

John F. Donahue                      Peter E. Madden

/s/ Thomas G. Bigley                 /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                     Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.              /s/ John E. Murray, Jr.
John T. Conroy, Jr.                  John E. Murray, Jr.

/s/ Nicholas P. Constantakis         /s/ Thomas M. O'Neill
Nicholas P. Constantakis             Thomas M. O'Neill

/s/ John F. Cunningham               /s/ Marjorie P. Smuts
John F. Cunningham                   Marjorie P. Smuts

/s/ J. Christopher Donahue           /s/ John S. Walsh
J. Christopher Donahue               John S. Walsh

/s/ Lawrence D. Ellis, M.D.          /s/ James F. Will
Lawrence D. Ellis, M.D.              James F. Will










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